Exhibit 10.2

House Lease Contract

Party A (Lessor): Huaian Huairong Asset Management Co., Ltd.

Party B (Lessee): Dingyuan Electronics (Huai’an) Co., Ltd.

Management Party (Party C): Xuyang sub-district office Qiuwei villagers Committee

According to the provisions of the Civil Code of the People’s Republic of China and other relevant laws and regulations, under the principles of equality and voluntariness, Party A leases the house located at 65 Fushikang Road, Huai’an Economic Development District, which is owned by Party A, to Party B for use. Party A entrusts Qiuwei villagers Committee to manage the daily property services. After friendly consultations, the following agreement is reached for mutual compliance.

I. Leased Property

1. Location of the House: Located at 65 Fushikang Road, Huai’an Economic Development District.

2. House Ownership: The ownership of the leased house belongs to Party A. In case the use or production and operation of Party B are affected due to the house ownership issue, Party A shall be responsible for coordinating and resolving it.

3. Use Nature of the House: It is used for production and office purposes. The building area of the factory building is 610 square meters.

Party B undertakes not to change the above - mentioned use nature of the house.

II. Lease Term

1. The lease term of this contract is fixed for 4 years, from September 1, 2022, to August 31, 2026.

2. When the lease term expires, if both parties intend to renew the lease, they can renew the lease contract within 3 months before the expiration of the lease term (the rent shall be negotiated separately). However, the agreed lease term from the renewal date shall not exceed 20 years.

III. Rent and Security Deposit

1. Both Party A and Party B agree to calculate the rent based on the building area.

Rent Standard: In the first two years, it is 9 yuan per square meter per month, and the annual rent is Sixty-five thousand eight hundred and eighty yuan (¥65,880); in the next two years, it is 10 yuan per square meter per month, and the annual rent is Seventy-three thousand two hundred yuan (¥73,200). The property management fee is 3 yuan per square meter per year, totaling one thousand eight hundred and thirty yuan (¥1,830).

2. To ensure the integrity of the indoor related equipment provided by Party A and for Party B to build relevant infrastructure, Party B also needs to pay a house, equipment, and construction security deposit of 10,000 yuan.

3. During the lease period, Party B shall be responsible for paying the fees of the power supply company, water supply company, thermal power plant, etc. on time. The water and electricity deposit is 5,000 yuan. After the lease expires, if Party A checks and confirms that the leased property and equipment are intact and there are no outstanding fees such as water and electricity fees, Party A shall return the security deposit and water and electricity deposit to Party B in full without interest. Otherwise, Party A has the right to directly deduct the relevant fees, and return the remaining amount to Party B without interest.

IV. Rent Payment Period and Method

1. The rent of this contract is paid once a year. Party B shall pay the full - year rent in a lump sum within 10 days after signing the contract.

2. Within 7 days after signing this contract, Party B shall pay Party A a house and equipment use security deposit of 10,000 yuan.

3. Within 7 working days after Party B transfers the rent to the following account of Party A, Party A shall issue a rent VAT invoice to Party B.

Account Name: [*****]

Bank: [*****]

Bank Account Number: [*****]

V. Delivery Time, Place, Method and Acceptance of the Leased Property

Party B shall inspect the factory building and its internal facilities on - site before signing this contract. The entry into force of this contract shall be deemed as the intact transfer of the factory building and its internal facilities to Party B. During the lease period, Party B shall be responsible for the custody of the factory building and its internal facilities. After the lease ends, it shall be returned to Party A after being inspected and confirmed by both parties.

VI. Maintenance of the Leased Property

1. During the lease period, Party A has the right to inspect the house and its affiliated facilities once every six months without affecting the normal production and operation order of Party B.

2. During the lease period, Party B shall bear the maintenance obligation of the leased property. In case the house and its related equipment are damaged due to reasons such as improper use by Party B, Party B shall bear the maintenance costs and compensate for the losses.

3. During the lease period, Party B shall be responsible for work safety, environmental protection, fire safety, the “three - package” responsibility in front of the door, comprehensive management, and security work. Party B shall comply with the regulations of the local relevant departments, bear all responsibilities, and submit to the supervision and inspection of Party A.

4. During the lease term, Party B shall properly keep and use the indoor equipment provided by Party A. Otherwise, Party B shall bear the maintenance and compensation liability voluntarily. The maintenance expenses shall be borne by Party B.

VII. Improvement of a lease or addition of something else

1. The lessee may improve or add other items to the leased property with the written consent of the lessor. It shall not damage the leased property due to improvement or addition of other items.

2. When the lease contract expires, the disposal method of the improvements or additions to the leased property shall be negotiated by both parties.

3. During the lease period, if Party B’s production is suspended due to Party A’s construction of a new factory building, Party B shall bear the losses on its own.

VIII. Other Provisions Regarding the Leased Property

1. The lessor does not allow the lessee to sublease the leased property.

2. During the lease period, if the relevant government departments levy fees that are not listed in this contract but are related to the use of the house, Party B shall bear them.

3. During the lease period, the proceeds obtained from the possession and use of the leased property shall belong to Party A.

4. During the lease period, if the leased house is subject to demolition, the house lease contract between the two parties shall be terminated immediately. Party B shall move out of the house and return the leased property within one month after receiving the notice from Party A or the government department. All demolition rights and interests shall belong to Party A and have nothing to do with Party B.

5. After Party B newly registers a company within Party A’s area as the implementation subject of the project investment, the rights and obligations of Party B stipulated in this contract shall be inherited by Party B’s project company. The relevant rights and obligations of the lessee in this contract shall be jointly borne by Party B and the newly established company.

IX. Time, Place, Method and Acceptance of Returning the Leased Property upon Expiration of the Lease

The expiration date of this contract shall be regarded as the time for returning the leased property. Both parties shall go to the site for inspection and confirmation at that time.

X. Contract Termination

1. After the contract expires, this contract shall be terminated, and Party B must return the house to Party A.

2. In case Party B appears in any of the following situations, Party A has the right to terminate the contract, take back the house, and require Party B to compensate for the relevant losses:

(1) Subleasing or transferring the house to others for use without permission;

(2) Damaging the structure of the house or changing its use without permission;

(3) Defaulting on rent for a cumulative period of 1 month without justifiable reasons;

(4) Conducting illegal activities in the house;

(5) The sales volume and tax payment of Party B and its affiliated enterprises are seriously inconsistent with the provisions of the “Investment Agreement” with the Management Committee.

XI. Liability for Breach of Contract

1. If Party B fails to pay the rent within the time limit stipulated in Article IV of this contract and is overdue for 30 days, Party A has the right to terminate the house lease contract. Party B shall voluntarily pay Party A a penalty of six - month rent.

2. If Party B subleases without permission, once discovered, Party A has the right to immediately terminate the house lease contract. Party B shall voluntarily pay Party A a penalty of 100,000 yuan.

3. During the performance of the contract, if Party B cannot continue to lease the house due to Party A’s reasons, Party A shall return the unexpired rent to Party B and bear a penalty of 5% of the total unexpired rent; if it is due to Party B’s reasons, Party A shall not return the unexpired rent, and Party B shall voluntarily bear a penalty of 5% of the total rent of this contract.

4. If the leased property is damaged due to Party B’s reasons, Party B shall voluntarily pay Party A a penalty of 50,000 yuan, and compensate for the losses or restore it to its original state.

5. In case the house is damaged or losses are caused due to force majeure, neither party shall bear liability to the other.

6. If Party A realizes its creditor’s rights through legal proceedings due to Party B’s overdue payment of rent, Party B shall voluntarily bear all the expenses incurred by Party A in realizing its creditor’s rights, including but not limited to litigation fees, preservation fees, travel expenses, lawyer fees, etc.

7. If Party B violates the provisions of other clauses of this contract, it shall voluntarily pay Party A a penalty of six - month rent.

8. This property is entrusted by Party A to Party C for daily property management. Party B shall cooperate with Party C in daily property management work such as work safety supervision, sanitation, factory area order, and environmental protection.

XII. Supplementary Provisions Matters not covered in this contract shall be negotiated separately by Party A, Party B, and Party C, and a supplementary agreement shall be signed. Matters not explained in the contract shall be implemented in accordance with the relevant laws and regulations of the People’s Republic of China.

XIII. Resolution of Contract Disputes

If disputes occur during the performance of this contract, Party A, Party B, and Party C shall negotiate to resolve them. If the negotiation fails, both parties shall submit the dispute to the people’s court where Party A is located for resolution.

XIV. Contract Entry into Force

This contract is made in five copies and shall come into force after being signed or sealed by both parties. Party A holds two copies, Party B holds two copies, and Party C holds one copy, all of which have the same legal effect.

(No text below)

Party A (Seal) ：Huaian Huairong Asset Management Co., Ltd. [Company Seal Affixed Here]

Legal representative or authorized agent (Signature)：

Party B (Seal) ：Dingyuan Electronics (Huai’an) Co., Ltd. [Company Seal Affixed Here]

Legal representative or authorized agent (Signature)：

Party C (Seal) ：Xuyang sub-district office Qiuwei villagers Committee [Committee Seal Affixed Here]

Legal representative or authorized agent (Signature)：

October 28, 2022